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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM 10
                            ------------------------
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                   DELAWARE                                      33-0811062
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

          10307 PACIFIC CENTER COURT
            SAN DIEGO, CALIFORNIA
          ATTENTION: HARVEY P. WHITE
            CHAIRMAN OF THE BOARD,
    PRESIDENT AND CHIEF EXECUTIVE OFFICER                          92121
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)
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                                WITH COPIES TO:

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
              FREDERICK T. MUTO                                SCOTT N. WOLFE
                THOMAS A. COLL                                 DAVID A. HAHN
              COOLEY GODWARD LLP                              LATHAM & WATKINS
             4365 EXECUTIVE DRIVE                               701 B STREET
                  SUITE 1100                                     SUITE 2100
           SAN DIEGO, CA 92121-2128                       SAN DIEGO, CA 92101-8193
                (619) 550-6000                                 (619) 236-1234
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (877) 977-5327
       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                     NONE.

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                   COMMON STOCK, $0.0001 PAR VALUE PER SHARE
                                (TITLE OF CLASS)

                        PREFERRED STOCK PURCHASE RIGHTS
                                (TITLE OF CLASS)

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                       LEAP WIRELESS INTERNATIONAL, INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT:
                 CROSS-REFERENCE BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

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
  ITEM
 NUMBER             CAPTION                      LOCATION IN INFORMATION STATEMENT
--------            -------                      ---------------------------------
Item 1.   Business                     Information Statement Summary; Risk Factors;
                                       Introduction; The Distribution; Management's
                                       Discussion and Analysis of Financial Condition and
                                       Results of Operations; Business; Combined Financial
                                       Statements.
Item 2.   Financial Information        Information Statement Summary; Risk Factors; Pro Forma
                                       Capitalization; Pro Forma Combined Financial
                                       Statements; Selected Historical Financial Data;
                                       Management's Discussion and Analysis of Financial
                                       Condition and Results of Operations; Combined
                                       Financial Statements.
Item 3.   Properties                   Business.
Item 4.   Security Ownership of        Principal Stockholders; Management.
          Certain Beneficial Owners
          and Management
Item 5.   Directors and Executive      Management; Liability and Indemnification of Directors
          Officers                     and Officers.
Item 6.   Executive Compensation       Management.
Item 7.   Certain Relationships and    Information Statement Summary; The Distribution;
          Related Transactions         Relationship Between QUALCOMM and the Company after
                                       the Distribution; Certain Relationships and Related
                                       Transactions.
Item 8.   Legal Proceedings            Business.
Item 9.   Market Price of and          Information Statement Summary; The Distribution;
          Dividends on the             Principal Stockholders; Management; Treatment of
          Registrant's Common Equity   QUALCOMM Stock Options in the Distribution;
          and Related Stockholder      Description of Company Capital Stock.
          Matters
Item 10.  Recent Sales of              Description of Company Capital Stock.
          Unregistered Securities
Item 11.  Description of Registrant's  Description of Company Capital Stock; Description of
          Securities to Be Registered  Rights Agreement.
Item 12.  Indemnification of           Liability and Indemnification of Directors and
          Directors and Officers       Officers.
Item 13.  Financial Statements and     Index to Financial Statements and the statements
          Supplementary Data           referenced therein.
Item 14.  Changes in and               Not Applicable.
          Disagreements with
          Accountants on Accounting
          and Financial Disclosure
Item 15.  Financial Statements and     Index to Financial Statements; Exhibit Index.
          Exhibits
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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Leap Wireless International, Inc.


September 14, 1998                        By: /s/ HARVEY P. WHITE
                                              ----------------------------------
                                              Name: Harvey P. White
                                              Title: Chairman of the Board,
                                                President and Chief Executive
                                                Officer

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                                 EXHIBIT INDEX


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
    EXHIBIT
      NO.                              DESCRIPTION
    -------                            -----------
     2.1*      Form of Separation and Distribution Agreement between
               QUALCOMM Incorporated ("QUALCOMM") and the Registrant.
     3.1*      Certificate of Incorporation of the Registrant.
     3.2*      Bylaws of the Registrant.
     3.3*      Certificate of Amendment of Certificate of Incorporation of
               the Registrant.
     3.4*      Form of Certificate of Designation of Series A Junior
               Participating Preferred Stock of the Registrant.
     3.5*      Form of Amended and Restated Certificate of Incorporation of
               the Registrant.
     3.6*      Form of Amended and Restated Bylaws of the Registrant.
     4.1*      Form of Common Stock Certificate.
     4.2*      Form of Warrant to be issued to QUALCOMM.
     4.3*      Form of Rights Agreement between the Registrant and Harris
               Trust Company of California.
    10.1*      Form of Credit Agreement between QUALCOMM and the
               Registrant.
    10.2*      Form of Tax Matters Agreement between QUALCOMM and the
               Registrant.
    10.3*      Form of Interim Services Agreement between QUALCOMM and the
               Registrant.
    10.4*      Form of Master Agreement Regarding Equipment Procurement
               between QUALCOMM and the Registrant.
    10.5*      Form of Employee Benefits Agreement between QUALCOMM and the
               Registrant.
    10.6*      Form of Conversion Agreement between QUALCOMM and the
               Registrant.
    10.7*      Form of Registrant's 1998 Stock Option Plan (the "Option
               Plan").
    10.8*      Form of non-qualified/incentive stock option under the
               Option Plan.
    10.9*      Form of non-qualified stock option under the Option Plan to be granted to QUALCOMM option holders in connection with the
               Distribution.
    10.10*     Form of Registrant's 1998 Non-Employee Directors' Stock
               Option Plan
               (the "Directors' Plan").
    10.11*     Form of non-qualified stock option under the Directors'
               Plan.
    10.12*     Form of Registrant's Employee Stock Purchase Plan.
    10.13*     Assignment and Assumption of Lease dated August 11, 1998
               between QUALCOMM and Vaxa International, Inc.
    10.14*     Form of Indemnity Agreement to be entered into between the
               Registrant and its directors and officers.
    21.1*      Subsidiaries of the Registrant.
    27.1       Financial Data Schedule for the fiscal year ended August 31,
               1997.
    27.2       Financial Data Schedule for the fiscal year ended August 31,
               1996.
    27.3       Financial Data Schedule for the nine months ended May 31,
               1997.
    27.4       Financial Data Schedule for the nine months ended May 31,
               1998.
    99.1       Leap Wireless International, Inc. Information Statement
               dated September 14, 1998.
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*  Previously filed.